Exhibit 10.8

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

FORM OF SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into as of [*], 2026, between Elevation Acquisition Group Inc., a Cayman Islands exempted company with limited liability (the “Company”), and [             ]       (the “Purchaser”).

WHEREAS, the Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (each, a “Business Combination”);

WHEREAS, the Company has filed a registration statement on Form S-1 (File No. 333-298840) (as it may be amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for its initial public offering (“IPO”) of units (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit comprised of one (1) Class A ordinary share, par value $0.0001 per share (“Class A Ordinary Shares,” and the Class A Ordinary Shares included in the Public Units, the “Public Shares”), and one right to receive one-sixth (1/6) of one Class A Ordinary Share upon consummation of a Business Combination (the “Rights”);

WHEREAS, proceeds from the IPO and certain proceeds from the sale of the Private Placement Units (as defined below) in an aggregate amount equal to the aggregate gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement;

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, in connection with the IPO, the Company will sell and the Purchaser will purchase, in a private placement that will close simultaneously with the IPO Closing, private placement units (the “Private Placement Units”) that are identical to the Public Units, except as described in the Registration Statement, for a purchase price of $10.00 per Private Placement Unit;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Purchaser shall subscribe for and purchase (i) a portion of the total number of Class B ordinary shares, par value $0.0001 per share, of the Company (“Class B Ordinary Shares” and collectively with the Class A Ordinary Shares, the “Ordinary Shares”) to be issued prior to the IPO (“Founder Shares”) and (ii) Private Placement Units (together with the Founder Shares, the “Subscribed Securities”);

WHEREAS, the Company has entered into or intends to concurrently with this Agreement enter into agreements in the form of this Agreement with certain other purchasers (together with the Purchaser, the “Subscribing Parties”) for the purchase of Founder Shares and Private Placement Units set forth therein; and

WHEREAS, the Company and the Purchaser intend for the purchase of Founder Shares and Private Placement Units as set forth herein to be made pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Sale and Purchase.

(a) Securities.

(i) Subject to the terms and conditions hereof, the Purchaser hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser the number of Subscribed Securities set forth on Schedule A hereto for the aggregate purchase price set forth on Schedule A hereto (the “Purchase Price”). The Purchaser acknowledges that the Subscribed Securities, and any securities of the Company that may be distributed to the Purchaser on account of the Subscribed Securities or that are component securities of the Subscribed Securities (collectively, the “Securities”), will be subject to restrictions on transfer, prohibition on redemption and other restrictions as set forth in this Agreement.

(ii) On the date hereof, the Company shall issue to the Purchaser the number of Founder Shares set forth on Schedule A hereto, in consideration for the Purchaser’s payment of the portion of the Purchase Price applicable to such Founder Shares, as set forth on Schedule A hereto, by wire transfer of immediately available funds or other means approved by the Company. Immediately prior to the issuance of Founder Shares to the Purchaser pursuant to this Section 1(a)(ii), Elevation Group Sponsor, LLC (the “Sponsor”) shall forfeit the same number of Founder Shares to be issued to the Purchaser, as set forth on Schedule A hereto. If the IPO Closing has not occurred by, on or prior to the date on which the Registration Statement can no longer be used for the offering without the filing of updated financial statements or a post-effective amendment under applicable SEC rules, then the Company will promptly redeem the Purchaser’s Founder Shares issued pursuant to this Section 1(a)(ii) for a cash payment equal to the Purchase Price paid by the Purchaser with respect to such Founder Shares, and this Agreement shall terminate and be of no further force or effect.

(iii) The Company shall notify the Purchaser in writing of the anticipated date of the effectiveness of the Registration Statement (the “Effective Date”) at least three (3) Business Days (as defined below) prior to the Effective Date, and the Purchaser shall remit the balance of the Purchase Price to the Company, by wire transfer of immediately available funds or other means approved by the Company, on the Effective Date, or such other date as the Company and the Purchaser may agree upon in writing and upon such payment the Company shall issue to the Purchaser the number of Private Placement Units set forth on Schedule A hereto; provided, however, that if the actual number of Public Units offered and sold at the IPO Closing is less than 10,000,000, then (x) the Purchaser shall not be obligated to remit the balance of the Purchase Price as set forth in this Section 1(a)(iii) and (y) the Company shall promptly redeem the Purchaser’s Founder Shares issued pursuant to Section 1(a)(ii) for a cash payment equal to the Purchase Price paid by the Purchaser with respect to such Founder Shares and this Agreement shall terminate and be of no further force or effect. As used herein, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York. If the IPO Closing has not occurred by the date that is seven (7) Business Days after the date on which the Purchaser remitted the balance of its Purchase Price to the Company, then, unless the Purchaser otherwise agrees in writing, the Company will promptly return such amounts relating to the Private Placement Units, as set forth on Schedule A hereto, to Purchaser and Purchaser shall return such Private Placement Units to the Company. Notwithstanding anything to the contrary herein, if fewer than 10,000,000 Public Units are sold at the IPO Closing, the Purchaser shall have no obligation to purchase the Private Placement Units and may elect to terminate this Agreement upon written notice to the Company and the Purchaser shall be entitled to return the Founder Shares to the Company for cancellation in exchange for return of the purchase price paid therefor.

(iv) The Private Placement Units (and their component parts) shall be substantially identical to the Public Units offered in the IPO, as set forth in the Registration Statement, except that the Private Placement Units (and their component parts) (a) will be subject to the transfer restrictions described herein, (b) are being purchased pursuant to an exemption from the registration requirements of the Securities Act, and will become freely tradable only after certain conditions are met or the resale of the Private Placement Units (and their component parts) are registered under the Securities Act, (c) will be entitled to registration rights pursuant to the Registration Rights Agreement (as defined below), and (d) if the Purchaser is an officer, partner, registered person or affiliate (or a permitted transferee) of any member of the Financial Industry Regulatory Authority (“FINRA”) receiving underwriting compensation in connection with the IPO, will not be exercisable more than five (5) years from the commencement of sales in the IPO in accordance with FINRA Rule 5110(g)(8).

2

(v) For the avoidance of doubt, in the event that the underwriters’ over-allotment option (the “Over-Allotment Option”) is not exercised, in part or in full, the Sponsor and certain directors and officers of the Company, collectively, shall be required to forfeit up to 500,000 Founder Shares. Subject to Section 1(a)(ii), the Purchaser shall not be required to forfeit any Founder Shares in the event that the Over-Allotment Option is not exercised in part or in full. Any partial exercise of the Over-Allotment Option will result in the forfeiture by the Sponsor and such directors and officers, collectively, of a portion of such 500,000 Founder Shares determined pro rata based on the percentage of the Over-Allotment Option that is not exercised.

(b) Delivery of Securities.

(i) The Company shall register the Purchaser as the owner of the Subscribed Securities with the Company’s transfer agent by book entry in the Company’s register of members on or prior to the date of the IPO Closing (provided that prior to the Company’s appointment of a transfer agent it shall register the Purchaser as the owner of such securities in the Company’s register of members maintained by the Company’s registered office service provider upon issuance thereof).

(ii) Each register and book entry for the Securities shall contain a notation, and each certificate (if any) evidencing the Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO LOCK-UP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM OF THE LOCK-UP.”

(iii) If the Purchaser is an officer, partner, registered person or affiliate (or a permitted transferee) of any member of FINRA receiving underwriting compensation in connection with the IPO, the register and book entry for Securities to be acquired by the Purchaser shall contain a notation, and each certificate (if any) evidencing the Securities shall be stamped or otherwise imprinted with a further legend stating: “In accordance with FINRA Rule 5110(e)(1), the Securities may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such Securities by any person for a period of one-hundred and eighty (180) days from the commencement of sales of the IPO, except as provided in FINRA Rule 5110(e)(2), including to any underwriter and selected dealer participating in the IPO and their officers or partners, registered persons or affiliates.”

(c) Legend Removal. Following the expiration of the transfer restrictions set forth in Section 5(a), if the Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act or if they are registered for resale under the Securities Act pursuant to a shelf registration statement, then at the written request of the Purchaser or of a Permitted Transferee (as defined below), the Company will use best efforts to cause the Company’s transfer agent to remove the legend set forth in Section 1(b)(ii), subject to compliance by the Purchaser (or Permitted Transferee) with the reasonable and customary procedures for such removal required by the Company or its transfer agent. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Securities without any such legend.

3

(d) Registration Rights. On or around the Effective Date, the Company shall enter into certain Registration Rights Agreements (the “Registration Rights Agreements”) with the Sponsor, the Subscribing Parties and certain other parties thereto, in substantially the form provided to the Purchaser prior to the date hereof. The Registration Rights Agreements shall provide the Purchaser (and Permitted Transferees) with registration rights with respect to the Subscribed Securities that are no less favorable to the Purchaser (or any Permitted Transferee) than the registration rights of the Sponsor set forth therein.

2. [Reserved].

3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a) Organization and Power. The Purchaser, if not an individual, is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchaser has full power and authority, and if an individual, the capacity, to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, rules or regulations.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of its organizational documents, (ii) under any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person (other than the Company) to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management.

4

(g) Restricted Securities. The Purchaser understands that the offer and sale of the Securities to the Purchaser has not been and will not be registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities except pursuant to the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company has publicly filed the Registration Statement for its proposed IPO. The Purchaser understands that the offering of Securities and transactions contemplated hereunder are not and are not intended to be part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to its purchase of Securities hereunder. The Purchaser further agrees to comply with the provisions of Section 5(a) of this Agreement prior to any transfer of the Securities.

(h) No Public Market. The Purchaser understands that no public market now exists for the Securities, and that the Company has not made any assurances that a public market will ever exist for the Securities.

(i) High Degree of Risk. The Purchaser understands that the purchase of the Subscribed Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k) No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(l) Place of Investment Decision. The Purchaser’s investment decision was made in the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(m) Adequacy of Financing. The Purchaser will, when such funds are due hereunder, have sufficient funds to satisfy its obligations under this Agreement.

(n) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any Person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any Person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”) with respect to the transactions contemplated hereby.

(o) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Subscribed Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Subscribed Securities and, at the present time, is able to afford a complete loss of such investment.

5

(p) Acknowledgment of Maxim Participation; Independent Investment Decision. The Purchaser acknowledges that Maxim Group LLC (“Maxim”), and/or its affiliates, designees, officers, employees, registered representatives, clients or other associated persons, may participate in the Company’s risk-capital structure (including through purchases or holdings of private placement units, founder shares, rights, representative shares or other securities of the Company) and may receive underwriting, placement, advisory or other compensation from the Company in connection with the transactions described in the Registration Statement and related transactions. The Purchaser further acknowledges and agrees that (i) such interests may differ from, or conflict with, the Purchaser’s interests with respect to the Purchaser’s investment in the Subscribed Securities, and (ii) the Purchaser has made, and is making, its investment decision independently, based upon the Purchaser’s own review of such information as the Purchaser has deemed appropriate and without reliance upon Maxim or any of its affiliates or associated persons for any investment, legal, tax or other advice.

4. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to the Purchaser as follows:

(a) Organization and Corporate Power. The Company has been duly incorporated and is validly existing and in good standing as an exempted company limited by shares under the laws of the jurisdiction of its incorporation. The Company has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Capitalization. The authorized share capital of the Company consists, as of the date hereof:

(i) 200,000,000 Class A Ordinary Shares, none of which are issued and outstanding;

(ii) 20,000,000 Class B Ordinary Shares, 3,833,333 of which are issued and outstanding, of which 3,063,333 are held by the Sponsor and 770,000 are held by certain directors and officers of the Company prior to the forfeiture by the Sponsor of any Class B Ordinary Shares pursuant to Section 1(a)(ii) hereof, and up to 500,000 of which are subject to forfeiture by the Sponsor and such directors and officers of the Company, collectively, to the extent the Over-Allotment Option is not exercised in full. All outstanding Class B Ordinary Shares have been duly authorized, are fully paid and non-assessable and were issued in compliance with applicable federal and state securities laws; and

(iii) 1,000,000 preference shares, par value $0.0001 per share, none of which are issued and outstanding.

(c) Authorization. All corporate action required to be taken by the Company’s board of directors (the “Board of Directors”) and shareholders, as applicable, in order to authorize the Company to enter into this Agreement, and to issue the Subscribed Securities, has been taken on or prior to the date hereof. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement, and the issuance and delivery of the Subscribed Securities has been taken on or prior to the date hereof. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Valid Issuance of Securities.

(i) The Subscribed Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued and fully paid, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 4(e) below, the Subscribed Securities will be issued in compliance with all applicable federal and state securities laws, rules and regulations.

(ii) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

6

(e) IPO.

(i) The Company has provided to the Purchaser, and will at all times prior to the consummation of the IPO promptly provide to the Purchaser, copies of all correspondence sent by the Company to, or received by the Company from, the SEC.

(ii) The offers and sales of securities in the IPO will be made pursuant to an effective Registration Statement and otherwise in compliance with the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, rules and regulations.

(f) Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws, if any.

(g) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of the memorandum and articles of association (as amended and/or restated from time to time), or any other constitutional documents of the Company; (ii) under any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound; (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound; (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(h) Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of the Securities.

(i) Foreign Corrupt Practices. Neither the Company, nor any director, officer, nor to the Company’s knowledge, any agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(j) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(k) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

7

(l) No General Solicitation. Neither the Company, nor any of its officers, managers, employees, agents or members has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation or (ii) published any advertisement in connection with the offer and sale of the Subscribed Securities.

(m) Non-Public Information. The Company represents and warrants that none of the information conveyed to the Purchaser in connection with the transactions contemplated by this Agreement will constitute material non-public information of the Company upon the effectiveness of the Registration Statement.

(n) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company or the offering of Securities hereunder, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

5. Additional Agreements and Acknowledgements of the Purchaser.

(a) Transfer Restrictions. The Purchaser agrees that it shall not transfer (i) any Founder Shares until the earlier of (A) six (6) months after the closing of the Business Combination (the “Business Combination Closing”) and (B) the date on which the Company consummates a liquidation, merger, share exchange, reorganization, or other similar transaction after the closing of the Business Combination that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property (such period, the “Lock-up Period”) or (ii) any Private Placement Units (and their component parts) until thirty (30) days after the Business Combination Closing. Notwithstanding the foregoing, if subsequent to a Business Combination, the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least seventy-five (75) days after the Business Combination Closing, the Founder Shares shall be released from the lockup referenced in this Section 5(a). Notwithstanding anything to the contrary herein, transfers of the Securities are permitted to any other Person (each such transferee and each such permitted transferee of such transferee, a “Permitted Transferee”); provided, however, that each Permitted Transferee, prior to the transfer of any Security by the Purchaser, must enter into a written agreement agreeing to be bound by the terms of this Agreement, including, without limitation, these transfer restrictions, provisions relating to voting and the agreement not to exercise redemption or liquidation rights with respect to any Securities set forth in Section 5(b); and provided further, that, until the Company completes the Business Combination, the Securities shall bear the legends as set forth in Section 1(b) of this Agreement. As used in this Agreement, “transfer” shall mean the (x) sale of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Securities; (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y); provided further, that this Section 5(a) shall not prohibit the Purchaser from effecting a Short Sale with securities that do not constitute “Securities” under this Agreement. For purposes of this Section 5(a), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect share pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis).

(i) FINRA Disclosure. In addition to the restrictions on transfer described in Section 5(a), purchasers who are registered persons of Maxim Group LLC, acknowledge and agree that the Founder Shares and Private Placement Units and their component parts and the related registration rights will be deemed compensation by FINRA and will therefore, pursuant to Rule 5110(e) of the FINRA Manual, be subject to lock-up for a period of one-hundred and eighty (180) days immediately following the commencement of sales in the IPO, subject to FINRA Rule 5110(e)(2). Additionally, the Founder Shares and Private Placement Units and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing one-hundred and eighty (180) day period except to any underwriter or selected dealer participating in the IPO and the officers or partners, registered persons or affiliates of the Purchasers and any such participating underwriter or selected dealer. Additionally, the Founder Shares and Private Placement Units and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of one-hundred and eighty (180) days immediately following the commencement of sales in the IPO.

8

(b) Trust Account.

(i) The Purchaser hereby acknowledges that it is aware that the Company will establish the Trust Account for the benefit of its public shareholders upon the IPO Closing. The Purchaser hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, and the Purchaser shall not have and shall not seek to exercise any redemption or liquidation rights with respect to any Security, except for redemption and liquidation rights, if any, the Purchaser may have with respect to any Public Shares held by him or her if the Company liquidates or fails to consummate a Business Combination within the eighteen (18) month period for completion of the Business Combination. Without limiting the foregoing, the Purchaser hereby agrees that it, he or she will not be entitled to (A) redemption rights with respect to any Founder Shares, Class A Ordinary Shares that are included within the Private Placement Units (the “Private Placement Shares”) and Public Shares held by it, him or her, in connection with the consummation of a Business Combination; or (B) redemption rights with respect to Founder Shares, Private Placement Shares and Public Shares held by it, him or her in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (as it may be further amended and/or restated, the “Amended and Restated Memorandum and Articles”) (1) in a manner that would modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Company’s Public Shares if the Company does not complete a Business Combination within the eighteen (18) month completion window or (2) with respect to any other provision relating to the rights of holders of the Company’s Class A Ordinary Shares or pre-initial Business Combination activity. The parties hereto understand and agree that the foregoing prohibition on the exercise of redemption rights with respect to Public Shares shall apply only to the Purchaser, and shall not apply to affiliates of the Purchaser; provided, however, that under no circumstances shall any Person be permitted to exercise redemption rights with respect to the Founder Shares and Private Placement Shares or any securities into which such Founder Shares or Private Placement Units and their component parts may be converted into.

(ii) The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have with respect to any Public Shares held by him or her. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have with respect to any Public Shares held by him or her if the Company liquidates or fails to consummate a Business Combination within the eighteen (18) month period for completion of the Business Combination.

(c) [Reserved].

(d) Use of Purchaser’s Name. Neither the Company nor the Sponsor will, without the written consent of the Purchaser in each instance, use in advertising, publicity or otherwise the name of the Purchaser or any of its affiliates, or any director, officer or employee of the Purchaser, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Purchaser or its affiliates or any information relating to the business or operations of the Purchaser or its affiliates (including, for the avoidance of doubt, any investment vehicles, funds or accounts managed thereby). Notwithstanding the foregoing, the Company may disclose (i) Purchaser’s name and information concerning the Purchaser (A) to the extent required by law, regulation or regulatory request, including in the Registration Statement or (B) to the Company’s lawyers, independent accountants and to other advisors and service providers who reasonably require Purchaser’s information in connection with the provision of services to the Company, are advised of the confidential nature of such information and are obligated to keep such information confidential, and (ii) Purchaser’s name and the terms of this Agreement to the other subscribers. The Company agrees to provide to the Purchaser for Purchaser’s review any disclosure in any registration statement, proxy statement or other document in advance of the submission, filing or disclosure of such document in connection with the transactions contemplated by this Agreement with respect to the Purchaser or any of its affiliates, and will not make any such submission, filing or disclosure without including any revisions reasonably requested in writing by the Purchaser or to the extent the Purchaser has a good faith objection to such submission, filing or disclosure.

9

(e) Stock Exchange Listing. Until the consummation of the initial Business Combination, the Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Ordinary Shares and Rights on The Nasdaq Stock Market LLC (or another national securities exchange).

(f) Conversion Restriction. Notwithstanding anything contained herein to the contrary, for so long as the Class A Ordinary Shares is an equity security as defined in Rule 13d-1(i) promulgated pursuant to the Exchange Act, (i) the Company shall not effect any conversion of any Class B Ordinary Shares held by Purchaser for Class A Ordinary Shares, and (ii) Purchaser shall not have the right to convert any portion of the Class B Ordinary Shares for shares of Class A Ordinary Shares, in each case of clause (i) and (ii), until consummation of the Business Combination.

(g) Voting Agreement. If the Company solicits approval of its shareholders (or any class thereof) in accordance with the Amended and Restated Memorandum and Articles for (i) the appointment of directors, (ii) a Business Combination or (iii) an amendment and/or restatement to the Amended and Restated Memorandum and Articles to extend the date by which the Company must consummate its initial Business Combination (an “Extension”), in each case, the Purchaser shall vote all Founder Shares and Class A Ordinary Shares, as applicable, including any Private Placement Shares, beneficially owned by the Purchaser, whether acquired before, in or after the IPO, in favor of (x) each of the directors nominated by the Board of Directors and recommended by the Board of Directors in the appointment of directors and against any proposals to remove any such members of the Board, (y) such Business Combination (including any proposals recommended by the Board of Directors in connection with such Business Combination) (except that Class A Ordinary Shares that may be purchased in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving such Business Combination) and (z) such Extension.

6. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Elevation Acquisition Group Inc., 19505 Biscayne Blvd, Suite 2350, Aventura, FL 33180, Attention: Anthony J. Sarkis, Email: tjs@elevationagc.com, with a copy to Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, Attention: Giovanni Caruso, Email: gcaruso@loeb.com.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereto, or to such email address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 6(a).

(b) No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives are responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

10

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement.

(d) Entire Agreement. This Agreement, together with any other documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto with respect to its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that the Purchaser may assign its rights under this Agreement to any Permitted Transferee.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j) Jurisdiction. The parties hereby irrevocably and unconditionally (i) submit to the nonexclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York, Borough of Manhattan, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, and (ii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Securities and the securities issuable upon conversion or exercise of the Securities.

11

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Specific Performance. Each party hereto agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the other party hereto in accordance with the terms hereof and that such party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements (but subject in any case to the provisions of Section 5(d) hereof), unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Notwithstanding the foregoing, the Purchaser shall be permitted to disclose any information to its affiliates and its and their respective directors, officers, employees, advisors, director or indirect owners, agents and representatives, in each case so long as such Person has been advised of the confidentiality obligations hereunder; provided that the Purchaser shall be liable for any breach of such confidentiality obligations by any such Person.

[Signature Page Follows]

12

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:
ELEVATION ACQUISITION GROUP INC.

By:
Name:	Anthony J. Sarkis
Title:	Chief Executive Officer

PURCHASER:

[NAME IF ENTITY]

By:
Name:
Title:

Purchaser’s Address for Notices:

ACKNOWLEDGED AND AGREED, SOLEY WITH RESPECT TO SECTION 1.(a)(ii), SECTION 1.(a)(v), and SECTION 5(d) OF THIS SUBSCRIPTION AGREEMENT:

SPONSOR:

ELEVATION GROUP SPONSOR, LLC

By:
Name:	Mikhail Gurevich
Title:	Authorized Signatory

[Signature Page to Subscription Agreement]

13

Schedule A

	Number of Subscribed Securities	Initial Purchase Price
Founder Shares

Private Placement Units

14